Exhibit 99.68

CONSENT OF STEPHENS FINANCIAL GROUP

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated June 30, 2002, as Annex C to, and the reference thereto under the captions “SUMMARY—The Merger—Opinions of Financial Advisers—Northrop Grumman,” “THE MERGER—Opinions of Financial Advisors—Northrop Grumman’s Advisers and “THE MERGER—Opinions of Financial Advisers—Opinion of Stephens Financial Group” in, the Joint Proxy Statement/Prospectus of Northrop Grumman Corporation and TRW Inc., which Joint Proxy Statement/Prospectus is part of Amendment No. 4 to the Registration Statement on Form S-4 (Registration No. 333-83672) filed on or about July 15, 2002. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

STEPHENS FINANCIAL GROUP

By:	/s/ Stephens Financial Group

Name	E. Stephen Benson

Title:	Managing Partner

New York, New York
July 15, 2002